INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment
No. 92 to the Registration Statement No. 2-14213 of American Century Mutual
Funds, Inc. on Form N-1A of our reports dated December 8, 2000, appearing in the respective Annual Reports of the fourteen funds comprising American Century
Mutual Funds, Inc. for the year ended October 31, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectuses, which is part of such Registration Statement.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP

Kansas City, Missouri
February 22, 2001